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                                                               Exhibit (a)(1)(E)
                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      of
                          SEQUOIA SOFTWARE CORORATION
                                      at
                              $5.64 Net Per Share
                                      by
                         SOUNDGARDEN ACQUISITION CORP.
                         a wholly owned subsidiary of
                             CITRIX SYSTEMS, INC.


   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
          CITY TIME, ON WEDNESDAY, APRIL 25 2001, UNLESS EXTENDED.

                                                                 March 28, 2001

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated March 28, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto collectively constitute the "Offer"), relating to the offer by Soundgarden Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Citrix Systems, Inc., a Delaware corporation ("Citrix"), to purchase all of the outstanding shares of Common Stock, $0.001 par value per share (individually, a "Share" and, collectively, "Shares"), of Sequoia Software Corporation, a Maryland corporation ("Sequoia"), at a price of $5.64 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 20, 2001, by and among Citrix, Merger Sub and Sequoia (the "Merger Agreement"). Merger Sub is a corporation newly formed by Citrix in connection with the Offer and the transactions contemplated thereby. Also enclosed is the letter to stockholders of Sequoia from Richard C. Faint, Jr., Chief Executive Officer of Sequoia, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Sequoia. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

  We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

  Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $5.64 per Share, net to the seller in cash, without interest.

    2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, April 25, 2001, unless extended.

    3. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that minimum number of Shares which would represent a majority of the Shares that are then outstanding on a fully diluted basis after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into or exchangeable for
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  Shares on or before June 30, 2001 and (ii) the waiting period under the
  Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to the satisfaction of certain other conditions. See Section 15 of the Offer to Purchase.

    4. The Offer is being made for all of the outstanding Shares.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions (other than pursuant to their individual broker relationship) on the purchase of Shares by Merger Sub pursuant to the Offer. Tendering stockholders will be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Certain tax withholding and federal income tax backup withholding may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See "Important Tax Information" of the Letter of Transmittal.

    6. The board of directors of Sequoia has (a) determined that each of the Merger Agreement, the Transaction Option Agreement dated as of March 20, 2001 by and between Citrix and Sequoia (the "Transaction Option Agreement"), the Stockholders Agreement by and among Citrix, Merger Sub, Sequoia and certain Stockholders of Sequoia (the "Stockholders Agreement"), the Offer and the Merger is advisable and fair to, and in the best interests of, the stockholders of Sequoia, (b) approved the execution, delivery and performance of the Merger Agreement, the Transaction Option Agreement, and the Stockholders Agreement and the completion of the transactions contemplated thereby, including the Offer and the Merger, and
  (c) recommended that holders of Shares accept the Offer and approve and adopt the Merger Agreement and approve the Merger (if required).

    7. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the depositary for the Offer, HSBC Bank USA ("HSBC"), of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into HSBC's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. For your convenience, enclosed is a return envelope for your completed instruction form. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. Please forward your instructions to us to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Merger Sub may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

  Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834 or the undersigned by calling collect at (212) 236-3790.

                                          Very truly yours,

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith Incorporated
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                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                        OF SEQUOIA SOFTWARE CORPORATION
                       BY SOUNDGARDEN ACQUISITION CORP.

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated March 28, 2001, and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer") in connection with the offer by Soundgarden Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Citrix Systems, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, $0.001 par value per share (individually, a "Share" and, collectively, the "Shares"), of Sequoia Software Corporation, a Maryland corporation, at a purchase price of $5.64 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender to Merger Sub the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares to be Tendered*: _________________________________________

 Account Number: ___________________________________________________________

 Date: _____________________________________________________________________

                                   SIGN HERE

 ___________________________________________________________________________
 Signature(s)

 ___________________________________________________________________________
 Print Name(s)

 ___________________________________________________________________________

 ___________________________________________________________________________

 ___________________________________________________________________________
 Print Address(es)

 ___________________________________________________________________________
 Area Code and Telephone Number(s)

 ___________________________________________________________________________
 Taxpayer Identification or Social Security Number(s)

 THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.
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 * Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.